NEWS RELEASE

April 10, 2007

JEWETT-CAMERON TRADING COMPANY LTD.

Telephone: (503) 647-0110, Facsimile (503) 647-2272

Web: www.jewettcameron.com

Jewett-Cameron Announces Second Quarter 2007 Results

Sales for the quarter were down 14%, but earnings from operations were up 29% vs. the same period a year ago.  Outlook is positive.

Jewett-Cameron Trading Company Ltd. (NASDAQ: JCTCF and TSX: JCT) today reported financial results for the second quarter and six months ended February 28, 2007.

Sales for the second quarter of 2007 totaled $16.4 million compared to sales of $18.9 million for the second quarter of 2006.  The company reported net income of $0.3 million or $.20 per diluted share compared to net income of $0.6 million or $.39 per diluted share in the same period a year ago.  However, the year ago period included a pre-tax gain of $0.6 million related to the sale of the company’s distribution center in Utah, and excluding this item net income a year ago was $.16 per diluted share.

For the six months ended February 28, 2007 Jewett-Cameron reported sales of $31.9 million compared to $37.2 million for the same period a year ago.  Net income for the first six months of fiscal 2007 was $0.6 million or $.38 per diluted share compared to net income of $1.2 million or $.74 per diluted share in the same period a year ago.  The year ago period included the gain on the sale of the distribution center, and if this is excluded, net income for that period was $.51 per diluted share.

“Total company sales for the second quarter were down about 14% from the prior year, yet net income and earnings per share excluding the gain from the sale of property last year were up about 29%,” said CEO Don Boone.  “This reflects a coupling of a year over year sales decline in our industrial wood segment with more steady sales in our lumber and building materials segment, which includes higher profit sales than the industrial segment.  In fact we continue to experience good sales increases in our non-wood specialty products like dog kennels, our proprietary fence gate systems, perimeter fencing, and greenhouses.”

Mr. Boone went on to add, “Market conditions are continuing to be difficult for our industrial wood segment.  However, in the lumber and building materials segment the third quarter is shaping up to be a good one.  A seasonal surge in fencing sales will positively impact our third quarter, and we continue to have good success in increasing sales of our specialty non-wood products.”

Stock Split

At Jewett-Cameron’s annual meeting, which was held on March 9, 2007, shareholders approved a three for two stock split, which was distributed on or about March 23, 2007 to holders of record on March 19, 2007.  The stock started trading on a post-split basis on March 15, 2007.

Financial results for the second quarter and six months ended February 28, 2007 do not reflect this stock split.

About Jewett-Cameron Trading Company Ltd.

Jewett-Cameron is a wholesale distributor of specialty wood products principally for applications in the marine and transportation industries.  The company is also a wholesaler of building materials and a manufacturer and distributor of specialty wood and metal products for home centers and other retailers.  Other activities at Jewett-Cameron include the processing and distribution of agricultural seed and the distribution of pneumatic air tools and industrial clamps.  The area of most significant growth within Jewett-Cameron is the manufacture and distribution of specialty metal products like dog kennels, gate support systems, perimeter fencing, and greenhouses.

Forward-looking Statements

The information in this release contains certain forward-looking statements that anticipate future trends and events.  These statements are based on certain assumptions that may prove to be erroneous and are subject to certain risks, including but not limited to, the uncertainties of the Company’s new product introductions, the risks of increased competition and technological change in the Company’s industry, and other factors detailed in the Company’s SEC filings.  Accordingly, actual results may differ, possibly materially, from predictions contained herein.

JEWETT-CAMERON TRADING COMPANY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Month Periods Ended February 28,		Six Month Periods Ended February 28,
	2007	2006	2007	2006

SALES	$16,378,530	$18,948,343	$31,919,499	$37,173,300

COST OF SALES	13,868,269	16,187,677	26,958,885	31,628,215

GROSS PROFIT	2,510,261	2,760,666	4,960,614	5,545,085

OPERATING EXPENSES
Selling, general and administrative expenses	793,860	896,557	1,535,670	1,529,614
Depreciation	81,442	70,919	149,292	142,881
Wages and employee benefits	1,031,959	1,335,467	2,138,241	2,541,607
	1,907,261	2,302,943	3,823,203	4,214,102

Income from operations	603,000	457,723	1,137,411	1,330,983

OTHER ITEMS
Gain on sale of property, plant and equipment	-	599,825	-	599,825
Interest and other income	3,807	1	3,863	60,435
Interest expense	(72,459)	(54,823)	(125,599)	(114,126)
	(68,652)	545,003	(121,736)	546,134

Income before income taxes	534,348	1,002,726	1,015,675	1,877,117

Income taxes	213,000	385,000	406,444	709,000

Net income	$ 321,348	$ 617,726	$ 609,231	$1,168,117

Basic earnings per common share	$ .20	$ .40	$ .38	$ .76

Diluted earnings per common share	$ .20	$ .39	$ .38	$ .74

Weighted average number of common shares outstanding:
Basic	1,584,859	1,532,359	1,584,859	1,527,984
Diluted	1,584,859	1,572,616	1,586,368	1,571,424

JEWETT-CAMERON TRADING COMPANY LTD.

CONSOLIDATED BALANCE SHEETS

	February 28,	August 31,
	2007	2006
	(Unaudited)

ASSETS

Current assets
Cash and cash equivalents	$ 577,945	$ 146,810
Accounts receivable, net of allowances of $0 (August 31, 2006-$0)	7,135,891	6,822,197
Inventory	9,856,497	8,750,861
Prepaid expenses	322,750	139,936
Income taxes receivable	126,765	-
Note receivable	4,000	4,000

Total current assets	18,023,848	15,863,804

Property, plant and equipment, net	2,119,770	2,217,756

Intangible assets, net	836,743	101

Deferred income taxes	143,300	142,900

Total assets	$21,123,661	$18,224,561

- Continued -

JEWETT-CAMERON TRADING COMPANY LTD.

CONSOLIDATED BALANCE SHEETS

	February 28,	August 31,
	2007	2006
	(Unaudited)

Continued

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Bank indebtedness	$2,448,266	$ -
Account payable	1,878,116	2,514,801
Accrued liabilities	1,459,862	1,537,290
Accrued income taxes	-	40,871
Current portion of long term liabilities	361,807	59,432

Total current liabilities	6,148,051	4,152,394

Long term liabilities
Promissory note	2,049,786	2,081,963
Note payable	300,000	-
Total long term liabilities	2,349,786	2,081,963

Total liabilities	8,497,837	6,234,357

Contingent liabilities and commitments

Stockholders’ equity
Capital stock
Authorized
20,000,000 common shares, without par value
10,000,000 preferred shares, without par value
Issued
1,584,859 common shares (August 31, 2006-1,584,859)	2,138,468	2,138,468
Additional paid-in capital	609,600	583,211
Retained earnings	9,877,756	9,268,525

Total stockholders’ equity	12,625,824	11,990,204

Total liabilities and stockholders’ equity	$21,123,661	$18,224,561

JEWETT-CAMERON TRADING COMPANY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Month
	Periods Ended
	February 28
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$ 609,231	$ 1,168,117
Items not involving an outlay of cash:
Depreciation	149,292	142,881
Gain on sale of property, plant and equipment	-	(599,825)
Deferred income taxes	(400)	23,600
Stock based compensation expense	26,389	-
Changes in non-cash working capital items:
Increase in accounts receivable	(313,694)	(641,129)
(Increase) decrease in inventory	(1,105,636)	105,768
Increase in prepaid expenses	(182,814)	(71,633)
Increase in income taxes receivable	(126,765)	(71,633)
Decrease in notes receivable	-	25,338
Increase (decrease) in accounts payable and accrued liabilities	(714,113)	317,829
Decrease in accrued income taxes	(40,871)	(310,847)
Net cash provided by (used in) operating activities	(1,699,381)	160,099
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds (repayment) of bank indebtedness	2,448,266	(805,577)
Promissory note	(29,802)	(27,963)
Note payable	600,000	-
Net cash provided by (used in) financing activities	3,018,464	(833,540)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(32,948)	(30,378)
Purchase of intangible assets and other	(855,000)	-
Proceeds on sale of property, plant and equipment	-	660,000
Net cash provided by (used in) investing activities	(887,948)	629,622

Net increase (decrease) in cash and cash equivalents	431,135	(43,819)

Cash and cash equivalents, beginning of period	146,810	609,944

Cash and cash equivalents, end of period	$ 577,945	$ 566,125

JEWETT-CAMERON TRADING COMPANY LTD.

SEGMENT INFORMATION

Following is a summary of segmented information for the six month periods ended February 28:

	2007	2006
Sales to unaffiliated customers:
Industrial wood products	$21,125,358	$26,031,360
Lumber, building materials & other	6,316,941	7,558,595
Seed processing and sales	4,000,874	3,128,027
Industrial tools	476,326	455,318
	$31,919,499	$37,173,300
Income (loss) from operations:
Industrial wood products	$ 442,369	$1,070,591
Lumber, building materials & other	670,713	193,425
Seed processing and sales	81,383	63,365
Industrial tools	16,759	62,809
General corporate	(73,813)	(59,207)
	$ 1,137,411	$1,330,983

For more information contact: Donald M. Boone, President & CEO (503) 647-0110

Source: Jewett-Cameron Trading Company Ltd.

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